                                                                        Exhibit 99.1

                                                macy's inc.

                                                                                                           Contacts:
                                                                                                           Media - Jim Sluzewski
                                                                                                                          513/579-7764
                                                                                                           Investor - Susan Robinson
                                                                                                           513/579-7780

FOR IMMEDIATE RELEASE

MACY'S, INC. REPORTS THIRD QUARTER RESULTS,
REAFFIRMS 2008 SALES AND EARNINGS GUIDANCE

CINCINNATI, Ohio, November 12, 2008 - Macy's, Inc. today reported a loss of 10 cents per diluted share for the third quarter of 2008, ended Nov. 1, 2008, compared with diluted earnings per share of 8 cents for the same 13-week period last year. Excluding division consolidation costs of $16 million ($10 million after tax or 2 cents per diluted share), the third quarter 2008 loss was 8 cents per diluted share. The third quarter of 2007 included May Company merger integration costs of $17 million ($10 million after tax or 2 cents per diluted share). Excluding these items, diluted earnings per share from continuing operations were 10 cents for the third quarter of 2007.

The company also reiterated its guidance for fiscal 2008 earnings to be in the range of $1.30 to $1.50 per diluted share ($1.10 to $1.30 per diluted share in the fourth quarter), excluding one-time division consolidation costs and asset impairment charges. Same-store sales in the fourth quarter are expected to be in the range of down 1 to 6 percent. If deteriorating sales trends from the latter half of the third quarter continue through the fourth quarter, sales and earnings are expected to be toward the lower end of the guidance range.

Terry J. Lundgren, Macy's, Inc. chairman, president and chief executive officer, said, "Within this poor economic environment, Macy's, Inc. continues to outperform most of our major competitors in same-store sales. This gives us confidence in our strategies for gaining market share, particularly as the My Macy's localization initiative is yielding promising early results and in that we expect My Macy's to have a more profound impact in 2009. Thus we are staying focused on our priorities for offering unique and differentiated merchandise assortments, delivering great value and service to our customers, and reaching out with creative marketing that positions Macy's and Bloomingdale's as preferred shopping destinations for the holidays. This includes our distinctive 'Believe' campaign for Macy's and our 'Oh What Fun' campaign for Bloomingdale's.

"Macy's, Inc. remains financially healthy, with strong cash flow, a solid balance sheet and ample borrowing capacity. We are committed to continuing to aggressively manage expenses and inventories consistent with planned sales levels. In recognition of the weak economy, we reduced our budget for 2009 capital expenditures from approximately $1 billion to a range of $550 million to $600 million, compared with approximately $950 million in 2008," Lundgren said.

            For the first three quarters of 2008, Macy's, Inc. reported a loss from continuing operations of 7 cents per diluted share, compared with earnings of 35 cents per share in the first three quarters of 2007. Results for the first three quarters of 2008 include two unusual items (described below) that negatively impacted earnings by 27 cents per diluted share. Excluding these items, the company earned 20 cents per diluted share from continuing operations in the first three quarters of 2008.

            The first unusual item relates to the consolidation of three Macy's divisions announced in February 2008, which is expected to save approximately $100 million per year beginning in 2009 (approximately $60 million in savings for the partial year in 2008). In the first three quarters of 2008, the company booked consolidation costs of $129 million ($81 million after tax or 19 cents per diluted share). Year-to-date 2008 results also include non-cash asset impairment charges of $50 million ($31 million after tax or 8 cents per diluted share) related to private brand tradenames acquired in the merger with The May Department Stores Company in 2005.

In the first three quarters of 2007, Macy's, Inc. earned 55 cents per diluted share from continuing operations, excluding May Company merger integration costs of $150 million ($93 million after tax or 20 cents per diluted share).

Sales

            Sales in the third quarter of 2008 totaled $5.493 billion, a decrease of 7.0 percent, compared with sales of $5.906 billion in the same period last year. On a same-store basis, Macy's, Inc.'s third quarter sales were down 6.0 percent.

For the year to date, Macy's, Inc.'s sales totaled $16.958 billion, down 4.3 percent from total sales of $17.719 billion in the first 39 weeks of 2007. On a same-store basis, Macy's, Inc.'s year-to-date sales were down 3.5 percent.

In the third quarter of 2008, the company reopened a Macy's store in the New Orleans market following the effects of Hurricane Katrina, and opened a second Macy's store in the New Orleans market, a new Macy's store in Tampa, FL, and a new Macy's furniture gallery in Portland, OR. The company temporarily closed three Macy's stores in the Houston, TX, market that were damaged by Hurricane Ike.

Operating Income

Macy's, Inc.'s operating income totaled $68 million or 1.2 percent of sales for the quarter ended Nov. 1, 2008, compared with operating income of $183 million or 3.1 percent of sales for the same period last year. Macy's, Inc.'s third quarter 2008 operating income included $16 million in division consolidation costs. Excluding these costs, operating income for the third quarter of 2008 was $84 million or 1.5 percent of sales. Third quarter 2007 operating income included $17 million in May Company integration costs. Excluding these costs, operating income for the third quarter of 2007 was $200 million or 3.4 percent of sales.

For the first three quarters of 2008, Macy's, Inc.'s operating income totaled $357 million or 2.1 percent of sales, compared to operating income of $641 million or 3.6 percent of sales for the same period last year. Macy's, Inc.'s operating income for the first three quarters of 2008 includes $129 million in division consolidation costs and $50 million in asset impairment charges. Excluding these items, operating income in the first three quarters of 2008 was $536 million or 3.2 percent of sales. Macy's, Inc.'s operating income for the first three quarters of 2007 was $791 million or 4.5 percent of sales, excluding $150 million in May Company integration costs.

 Cash Flow

             Net cash provided by continuing operating activities was $317 million in the first three quarters of 2008, compared with $285 million in the first nine months of last year. Net cash used by continuing investing activities in the first three quarters of 2008 was $606 million, compared with $618 million a year ago. In the first nine months of 2008, net cash used by continuing investing activities included $25 million from the disposal of property and equipment. In the first nine months of 2007, net cash used by continuing investing activities included $66 million in proceeds from the disposition of the After Hours formalwear business and $96 million from the disposal of property and equipment, primarily from the sale of duplicate facilities associated with the May Company integration. Net cash provided by continuing financing activities was $6 million in the first three quarters of 2008, compared with cash used by continuing financing activities of $602 million in the first three quarters of last year. In the second quarter of 2008, Macy's, Inc. issued $650 million in senior notes, and in the third quarter paid $650 million in matured senior notes. In the first nine months of 2007, net cash used by continuing financing activities included approximately $3 billion in stock repurchased, as well as approximately $2.9 billion in debt issued.

Looking Ahead

The company reiterates its sales and earnings guidance provided on Oct. 10, 2008, while continuing to note that the uncertain direction of the economy makes predictions of future performance difficult. Same-store sales in the fourth quarter are expected to be down in the range of 1 to 6 percent, which would result in same-store sales for the fall season (third and fourth quarters combined) down in the range of 3 to 6 percent, consistent with previous guidance. Because of a dramatic year-over-year calendar shift that resulted in a same-store sales increase of 13.4 percent in November 2007, the company expects a same-store decrease in the low double digits in November 2008 as a full week of sales shifts back into the December period.

The company currently expects earnings per share on a diluted basis of approximately $1.10 to $1.30 in the fourth quarter, excluding one-time division consolidation costs, which would calculate to $1.30 to $1.50 for fiscal 2008 as a whole, excluding one-time division consolidation costs and impairment charges. Sales and earnings are expected to track to the lower end of guidance in the fourth quarter if sales trends remain consistent with those in the latter half of the third quarter. The company expects to book approximately $20 million in division consolidation costs in the fourth quarter of 2008.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2007 sales of $26.3 billion. The company operates more than 850 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's. The company also operates macys.com, bloomingdales.com and Bloomingdale's By Mail. Prior to June 1, 2007, Macy's, Inc. was known as Federated Department Stores, Inc.

            All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates, competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

#   #   #

(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom. A webcast of Macy's, Inc.'s third quarter earnings call with analysts will be held beginning at 10:30 a.m. ET on Wednesday, November 12. The webcast is accessible to the media and general public either via the company's Web site at www.macysinc.com or by calling in on 1-888-684-1262 (913-312-0975 for international callers), passcode 5642242.)

MACY'S, INC.

Consolidated Statements of Operations (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended

   November 1, 2008

   November 3, 2007

	$	% to Net sales	$	% to Net sales

Net sales.......................................................................	$ 5,493		$ 5,906

Cost of sales (Note 2)....................................................	3,324	60.5%	3,585	60.7%

Gross margin.................................................................	2,169	39.5%	2,321	39.3%

Selling, general and administrative expenses....................	(2,085)	(38.0%)	(2,121)	(35.9%)

Division consolidation costs (Note 3...............................	(16)	(0.3%)	-	-%

May integration costs (Note 4).......................................	-	-%	(17)	(0.3%)

Operating income..........................................................	68	1.2%	183	3.1%

Interest expense - net....................................................	(143)		(145)

Income (loss) before income taxes..................................	(75)		38

Federal, state and local income tax benefit (expense) (Note 5).........................................	31		(5)

Net income (loss)..........................................................	$ (44)		$ 33

Basic earnings (loss) per share.......................................	$ (.10)		$ .08

Diluted earnings (loss) per share.....................................	$ (.10)		$ .08

Average common shares:
Basic......................................................................	421.3		434.2
Diluted....................................................................	421.3		438.1

End of period common shares outstanding.......................	420.6		433.0

Depreciation and amortization expense............................	$ 320		$ 321

MACY'S, INC.

Consolidated Statements of Operations (Unaudited) (Note 1)

Notes:

(1) Because of the seasonal nature of the retail business, the results of operations for the 13 weeks ended November 1, 2008 and November 3, 2007, (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.  The May Department Stores Company ("May") was acquired August 30, 2005.

(2) Merchandise inventories are primarily valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of this method did not impact cost of sales for the 13 weeks ended November 1, 2008 or November 3, 2007.

(3) Represents costs and expenses associated with the division consolidation and localization initiatives, primarily severance and other human resource related costs.  For the 13 weeks ended November 1, 2008, division consolidation costs amounted to $.02 per diluted share.

(4) Represents costs and expenses associated with the integration and consolidation of May's operations into Macy's operations, including additional costs related to closed locations, final system conversion costs and costs related to other operational consolidations.  For the 13 weeks ended November 3, 2007, May integration costs amounted to $.02 per diluted share.

(5)  Income taxes for the 13 weeks ended November 1, 2008 and November 3, 2007 reflect the adjustment or settlement of   various tax issues.

MACY'S, INC.

Consolidated Statements of Operations (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	39 Weeks Ended		39 Weeks Ended

   November 1, 2008

   November 3, 2007

	$	% to Net sales	$	% to Net sales

Net sales........................................................................	$16,958		$17,719

Cost of sales (Note 2.............................................	10,197	60.1%	10,656	60.1%

Gross margin.................................................................	6,761	39.9%	7,063	39.9%

Selling, general and administrative expenses....................	(6,225)	(36.7%)	(6,272)	(35.4%)

Division consolidation costs (Note 3)..............................	(129)	(0.8%)	-	-%

May integration costs (Note 4).......................................	-	-%	(150)	(0.9%)

Asset impairment charges (Note 5) ................................	(50)	(0.3%)	-	-%

Operating income...........................................................	357	2.1%	641	3.6%

Interest expense - net.....................................................	(417)		(407)

Income (loss) from continuing operations before income taxes.....................................................	(60)		234

Federal, state and local income tax benefit (expense) (Note 6)............................................	30		(75)

Income (loss) from continuing operations.........................	(30)		159

Discontinued operations, net of income taxes (Note 7)....	-		(16)

Net income (loss)...........................................................	$ (30)		$ 143

Basic earnings (loss) per share:
Income (loss) from continuing operations...................	$ (.07)		$ .35
Loss from discontinued operations...........................	-		(.03)
Net income (loss).....................................................	$ (.07)		$ .32

Diluted earnings (loss) per share:
Income (loss) from continuing operations...................	$ (.07)		$ .35
Loss from discontinued operations..........................	-		(.04)
Net income (loss).....................................................	$ (.07)		$ .31

Average common shares:
Basic.......................................................................	421.1		451.4
Diluted....................................................................	421.1		457.4

End of period common shares outstanding.......................	420.6		433.0

Depreciation and amortization expense............................	$ 950		$ 977

MACY'S, INC.

Consolidated Statements of Operations (Unaudited) (Note 1)

Notes:

(1) Because of the seasonal nature of the retail business, the results of operations for the 39 weeks ended November 1, 2008 and November 3, 2007 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.  The May Department Stores Company ("May") was acquired August 30, 2005.  Among other components, the acquisition included the Lord & Taylor division and the Bridal Group, consisting of David's Bridal, After Hours Formalwear and Priscilla of Boston.  The sale of the Lord & Taylor division was completed in October 2006, the sale of David's Bridal and Priscilla of Boston was completed in January 2007 and the sale of After Hours Formalwear was completed in April 2007.

(2) Merchandise inventories are primarily valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of this method did not impact cost of sales for the 39 weeks ended November 1, 2008 or November 3, 2007.

(3) Represents costs and expenses associated with the division consolidation and localization initiatives, primarily severance and other human resource related costs.  For the 39 weeks ended November 1, 2008, division consolidation costs amounted to $.19 per diluted share.

(4) Represents costs and expenses associated with the integration and consolidation of May's operations into Macy's operations, including additional costs related to closed locations, final system conversion costs and costs related to other operational consolidations.  For the 39 weeks ended November 3, 2007, May integration costs amounted to $.20 per diluted share.

(5) Represents impairment charges associated with acquired indefinite lived private brand tradenames.  For the 39 weeks ended November 1, 2008, impairment charges amounted to $.08 per diluted share.

(6) Income taxes for the 39 weeks ended November 1, 2008 and November 3, 2007 reflect the adjustment or settlement of various tax issues.

(7) Represents the results of operations of After Hours Formalwear.  For the 39 weeks ended November 3, 2007, discontinued operations included the loss on disposal of After Hours Formalwear of $7 million on a pre-tax and after-tax basis, or $.01 per diluted share.

MACY'S, INC.

Consolidated Balance Sheets  (Unaudited)

(millions)

	November 1,	February 2,	November 3,
	2008	2008	2007
ASSETS:
Current Assets:
Cash and cash equivalents......................................	$ 300	$ 583	$ 275
Receivables...........................................................	367	463	459
Merchandise inventories.........................................	6,915	5,060	7,012
Income tax receivable............................................	43	-	-
Supplies and prepaid expenses...............................	246	218	261
Total Current Assets...........................................	7,871	6,324	8,007

Property and Equipment - net.....................................	10,616	10,991	11,072
Goodwill...................................................................	9,123	9,133	9,139
Other Intangible Assets - net.....................................	747	831	842
Other Assets............................................................	547	510	609

Total Assets........................................................	$28,904	$27,789	$29,669

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Short-term debt.....................................................	$ 1,086	$ 666	$ 1,634
Accounts payable and accrued liabilities.................	5,687	4,127	5,757
Income taxes........................................................	-	344	6
Deferred income taxes...........................................	246	223	253
Total Current Liabilities.......................................	7,019	5,360	7,650

Long-Term Debt.......................................................	8,748	9,087	9,097
Deferred Income Taxes.............................................	1,466	1,446	1,407
Other Liabilities.........................................................	1,981	1,989	2,045
Shareholders' Equity.................................................	9,690	9,907	9,470

Total Liabilities and Shareholders' Equity.............	$28,904	$27,789	$29,669

Note:  Certain reclassifications were made to prior period amounts to conform with the classifications of such amounts for the most recent period.

MACY'S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

39 Weeks Ended November 1, 2008

39 Weeks Ended November 3, 2007

Cash flows from continuing operating activities:
Net income (loss)...............................................................	$ (30)	$ 143
Adjustments to reconcile net income (loss) to net cash provided by continuing operating activities:
Loss from discontinued operations...............................	-	16
Stock-based compensation expense.............................	32	48
Division consolidation costs..........................................	129	-
May integration costs...................................................	-	150
Asset impairment charges............................................	50	-
Depreciation and amortization......................................	950	977
Amortization of financing costs and premium on acquired debt..............................................................	(20)	(24)
Changes in assets and liabilities:
Decrease in receivables............................................	84	57
Increase in merchandise inventories...........................	(1,855)	(1,695)
Increase in supplies and prepaid expenses.................	(28)	(10)
Decrease in other assets not separately identified..............................................................	-	2
Increase in accounts payable and accrued liabilities not separately identified...........................	1,320	948
Decrease in current income taxes.............................	(343)	(328)
Increase (decrease) in deferred income taxes............	8	(17)
Increase in other liabilities not separately identified............................................	20	18
Net cash provided by continuing operating activities..............................................	317	285

Cash flows from continuing investing activities:
Purchase of property and equipment..................................	(546)	(700)
Capitalized software..........................................................	(104)	(81)
Proceeds from hurricane insurance claims...........................	19	1
Disposition of property and equipment................................	25	96
Proceeds from the disposition of After Hours Formalwear...	-	66
Net cash used by continuing investing activities.................................................	(606)	(618)

MACY'S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

39 Weeks Ended November 1, 2008

39 Weeks Ended November 3, 2007

Cash flows from continuing financing activities:
Debt issued..........................................................................	770	2,918
Financing costs....................................................................	(5)	(18)
Debt repaid..........................................................................	(663)	(647)
Dividends paid..................................................................... Increase in outstanding checks..............................................	(166) 64	(173) 65
Acquisition of treasury stock.................................................	(1)	(3,003)
Issuance of common stock...................................................	7	256
Net cash provided (used) by continuing financing activities...............................................	6	(602)

Net cash used by continuing operations....................................	(283)	(935)

Net cash provided by discontinued operating activities.............

-

		7
Net cash used by discontinued investing activities....................

-

		(7)
Net cash used by discontinued financing activities.....................

         -

		(1)
Net cash used by discontinued operations................................

         -

		(1)

Net decrease in cash and cash equivalents...............................	(283)	(936)
Cash and cash equivalents at beginning of period......................	583	1,211

Cash and cash equivalents at end of period..............................	$ 300	$ 275